Exhibit 1.1

Execution Version

PEPSICO, INC.

4.250% Senior Notes due 2044

TERMS AGREEMENT

October 17, 2014

To:                             PepsiCo, Inc.

700 Anderson Hill Road

Purchase, New York 10577

Ladies and Gentlemen:

We understand that PepsiCo, Inc., a North Carolina corporation (the “Company”), proposes to issue and sell $500,000,000 of its 4.250% Senior Notes due 2044 (the “Underwritten Securities”) subject to the terms and conditions stated herein and in the Underwriting Agreement Standard Provisions dated as of October 17, 2014 attached hereto as Annex A (the “Standard Provisions”). Each of the applicable provisions in the Standard Provisions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. We, the underwriters named below (the “Underwriters”), offer to purchase, severally and not jointly, the number or amount of Underwritten Securities opposite our names set forth below at a purchase price equal to 99.015% of the principal amount thereof for the Underwritten Securities.

Underwriter	Principal Amount of Underwritten Securities
Goldman, Sachs & Co.	$133,333,000
J.P. Morgan Securities LLC	133,333,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	133,334,000
BBVA Securities Inc.	20,833,000
Morgan Stanley & Co. LLC	20,834,000
UBS Securities LLC	20,833,000
Muriel Siebert & Co., Inc.	7,500,000
SG Americas Securities, LLC	7,500,000
TD Securities (USA) LLC	7,500,000
U.S. Bancorp Investments, Inc.	7,500,000
The Williams Capital Group, L.P.	7,500,000
Total	$500,000,000

The Underwritten Securities and the offering thereof shall have the following additional terms:

Terms of the Underwritten Securities and the Offering

Issuer:	PepsiCo, Inc.

Trade Date:	October 17, 2014

Time of Sale:	3:20 p.m. on the Trade Date

Settlement Date (T+3):	October 22, 2014

Closing Time:	9:00 a.m. New York Time on the Settlement Date

Closing Location:	New York, New York

Time of Sale Prospectus:	Base Prospectus dated July 25, 2014, preliminary prospectus supplement dated October 17, 2014 and free writing prospectus dated October 17, 2014

Title of Securities:	4.250% Senior Notes due 2044

Aggregate Principal Amount Offered:	$500,000,000

Maturity Date:	October 22, 2044

Interest Payment Dates:	Semi-annually on each April 22 and October 22, commencing on April 22, 2015.

Benchmark Treasury:	3.375% due May 15, 2044

Benchmark Treasury Yield:	2.958%

Spread to Treasury:	+130 bps

Re-offer Yield:	4.258%

Coupon:	4.250%

Price to Public (Issue Price):	99.865%

Proceeds to PepsiCo (Before Expenses):	$495,075,000

Optional Redemption:	Prior to April 22, 2044, make-whole call at Treasury rate plus 20 basis points; par call at any time on or after April 22, 2044

Daycount Fraction:	30/360

CUSIP/ISIN:	713448 CQ9/US713448CQ97

Minimum Denomination:	$2,000 and integral multiples of $1,000

Joint Bookrunners:	Goldman, Sachs & Co. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated

Senior Co-Managers:	BBVA Securities Inc. Morgan Stanley & Co. LLC UBS Securities LLC

Co-Managers:	Muriel Siebert & Co., Inc. SG Americas Securities, LLC TD Securities (USA) LLC U.S. Bancorp Investments, Inc. The Williams Capital Group, L.P.

Address for notices to the Representatives:

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, New York 10020

Attention: High Grade Transaction Management/Legal

The Representatives represent and warrant that they are duly authorized to execute and deliver this Terms Agreement on behalf of the several Underwriters named above.

IN WITNESS WHEREOF, the parties hereto have executed this Terms Agreement as of the date first above written.

PEPSICO, INC.

By:	/s/ Hugh F. Johnston
	Name:	Hugh F. Johnston
	Title:	Chief Financial Officer

By:	/s/ Maria Teresa Hilado
	Name:	Maria Teresa Hilado
	Title:	Senior Vice President, Finance
& Treasurer

CONFIRMED AND ACCEPTED, as of the date first above written:

GOLDMAN, SACHS & CO.

J.P. MORGAN SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH
                                INCORPORATED

as Representatives of the several Underwriters

By: GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene
	Name:	Adam Greene
	Title:	Vice President

By: J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                                       INCORPORATED

By:	/s/ Laurie Campbell
	Name:	Laurie Campbell
	Title:	Managing Director

Schedule I

Time of Sale Prospectus:

1.                       Preliminary Prospectus dated October 17, 2014 (including the Base Prospectus dated July 25, 2014)

2.                       Any free writing prospectuses approved by the Representatives and filed by the Company under Rule 433(d) of the Securities Act

3.                       Final Term Sheet dated October 17, 2014 to be filed by the Company pursuant to Rule 433 under the Securities Act setting forth certain terms of the Underwritten Securities

Annex A

PEPSICO, INC.

Underwritten Securities

UNDERWRITING AGREEMENT STANDARD PROVISIONS

October 17, 2014

From time to time, PepsiCo, Inc., a corporation organized under the laws of the State of North Carolina (the “Company”), may enter into one or more terms agreements (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell certain securities (the “Securities”) to the underwriter or underwriters named in the applicable Terms Agreement (the “Underwriters,” which term shall include any underwriter substituted pursuant to Section 8 hereof). The provisions included herein (the “Standard Provisions”) shall be attached to and incorporated by reference into each Terms Agreement.

Section 1. Definitions. The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-3 covering the registration of certain Securities of the Company to be issued and sold from time to time, in or pursuant to one or more offerings on terms to be determined at the time of sale, in accordance with Rule 415 under the Securities Act. Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430B under the Securities Act (the “Rule 430 Information”), is referred to herein as the “Registration Statement”; and the base prospectus included in the Registration Statement at the time of filing (the “Base Prospectus”) and the final prospectus supplement relating to a particular offering of Underwritten Securities (as defined below) referred to in a Terms Agreement, in the forms first used to confirm sales of such Underwritten Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), are collectively referred to herein as the “Prospectus.” All references herein to the “Registration Statement” and the “Prospectus” shall be deemed to include all documents incorporated therein by reference which are filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act, prior to the execution of the applicable Terms Agreement. References herein to a “preliminary prospectus” relating to an offering of particular Underwritten Securities pursuant to a Terms Agreement shall be deemed to refer to the Base Prospectus and to the prospectus supplement (a “preliminary prospectus supplement”) relating to such Underwritten Securities that omitted Rule 430 Information or other information to be included upon pricing in a form of prospectus relating to such Underwritten Securities filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act and that was used prior to the initial delivery of the Prospectus relating to such Underwritten Securities to the Underwriters by the Company.

For purposes of these Standard Provisions and the Terms Agreement relating to an offering of particular Underwritten Securities, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Base Prospectus, the final preliminary prospectus supplement filed prior to the “Time of Sale” set forth in such Terms Agreement, together with any free writing prospectus or other information stated in such Terms Agreement to form part of the Time of Sale Prospectus. For purposes of these Standard Provisions, all references to the “Registration Statement,” “Prospectus,” “preliminary prospectus” or “Time of Sale Prospectus” or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in these Standard Provisions to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, preliminary prospectus, Time of Sale Prospectus or Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the applicable preliminary prospectus, the applicable Time of Sale Prospectus or the applicable Prospectus, as the case may be, prior to the execution of the applicable

Terms Agreement; and all references in these Standard Provisions to amendments or supplements to the Registration Statement, preliminary prospectus, Time of Sale Prospectus or Prospectus shall be deemed to include the filing of any document or portion of a document under the Exchange Act which is incorporated by reference in the Registration Statement, the applicable preliminary prospectus, the applicable Time of Sale Prospectus or the applicable Prospectus, as the case may be, after the execution of the applicable Terms Agreement.

Section 2. Purchase and Sale of Securities by the Underwriters. Whenever the Company determines to make an offering of Securities to be governed by these Standard Provisions, the Company will enter into a Terms Agreement providing for the sale of such Securities to, and the purchase and offering thereof by, the Underwriters. The Terms Agreement relating to the offering of Securities shall specify the number or amount of Securities to be issued (the “Underwritten Securities”), the name of each Underwriter participating in such offering (subject to substitution as provided in Section 8 hereof) and the name of any Underwriter acting as manager or co-manager in connection with such offering, the number or amount of Underwritten Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Underwritten Securities are to be purchased by the Underwriters, the form, time, date and place of delivery and payment of the Underwritten Securities and any other material terms of the Underwritten Securities. The Terms Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Underwriter or Underwriters, acting through the Underwriters’ representative (the “Representative”) identified as such in the applicable Terms Agreement. Each offering of Underwritten Securities will be governed by these Standard Provisions, as supplemented by the applicable Terms Agreement.

If so specified in the applicable Terms Agreement, the Company may grant the Underwriters the option to purchase at their election up to the number of additional Securities (the “Optional Securities”) set forth in such Terms Agreement at the purchase price per Security set forth therein, for the sole purpose of covering over-allotments of Securities in excess of the number of “Firm Securities” set forth in such Terms Agreement. Both Firm Securities and Optional Securities shall be deemed Underwritten Securities hereunder. Any such election to purchase Optional Securities may be exercised only once, and only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of such Terms Agreement and setting forth the aggregate number of Optional Securities to be purchased and the time and date on which such Optional Securities are to be delivered (which shall be a Closing Time (as defined below) hereunder), as determined by the Representative but in no event earlier than the initial Closing Date (as defined below) for the Firm Securities or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten Business Days (as defined below) after the date of such notice. If the Company shall have granted such an option to the Underwriters, then in the event and to the extent that the Underwriters shall exercise such option as provided above, the Company will sell to each of the Underwriters, and each of the Underwriters will, severally and not jointly, purchase from the Company, at the purchase price set forth in such Terms Agreement, subject to adjustment as provided below, that portion of the number of Optional Securities as to which such option shall have been exercised (to be adjusted by the Representative so as to eliminate fractional Securities) determined by multiplying such number of Optional Securities by a fraction the numerator of which is the number of Firm Securities which such Underwriter is required to purchase as set forth opposite the name of such Underwriter in such Terms Agreement and the denominator of which is the aggregate number of Firm Securities that all of the Underwriters are required to purchase thereunder.

As used herein, “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are permitted or required to be closed in New York City.

Section 3. Underwriters’ Obligation to Purchase Underwritten Securities. The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein set forth.

Section 4. Terms Agreement. No agreement for the purchase of the Underwritten Securities by the Underwriters will be deemed to exist until the Company and the Representative, on behalf of the Underwriters, have executed a Terms Agreement. Each Terms Agreement will incorporate all applicable terms and provisions of these Standard Provisions as fully as though such terms and provisions were expressly stated therein.

Section 5. Delivery of Certain Documents, Certificates, and Opinions. At each Closing Time, the Underwriters shall have received the following documents:

(a) the opinion and disclosure letter of Davis Polk & Wardwell LLP, or other special New York counsel for the Company reasonably acceptable to the Representative; the opinion of internal counsel for the Company; and the opinion of Womble Carlyle Sandridge & Rice, LLP, or other special North Carolina counsel for the Company reasonably acceptable to the Representative, each dated as of the Closing Date, substantially in the respective forms of Exhibits B-1, B-2, B-3 and B-4 hereto,

(b) the opinion of counsel to the Underwriters, selected by the Representative and reasonably acceptable to the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Underwriters,

(c) a certificate of the Assistant Secretary of the Company, dated as of the Closing Date, substantially in the form of Exhibit C hereto, and

(d) a certificate of the Chief Financial Officer or Treasurer of the Company, dated as of the Closing Date, substantially in the form of Exhibit D hereto.

Section 6. Certain Conditions Precedent to the Underwriters’ Obligations. The Underwriters’ obligation to purchase any Underwritten Securities will in all cases be subject to the accuracy of the representations and warranties of the Company set forth in Section 7 hereof, to the receipt of the opinions and certificates to be delivered to the Underwriters pursuant to the terms of Section 5 hereof, to the accuracy of the statements of the Company’s officers made in each certificate to be furnished as provided herein, to the performance and observance by the Company of all covenants and agreements contained herein on its part to be performed and observed, in each case at the time the Company executes a Terms Agreement, at the Time of Sale and as of the applicable Closing Date, and (in each case) to the following additional conditions precedent, when and as specified:

(a) As of the Closing Time for any Underwritten Securities, and with respect to the period from the date of the applicable Terms Agreement to and including the applicable Closing Time:

(i) there shall not have occurred (A) any material adverse change (or development involving a prospective material adverse change) in the business, properties, earnings, or financial condition of the Company and its subsidiaries on a consolidated basis (a “Material Adverse Effect”) or (B) any suspension or material limitation of trading in the Company’s common stock, par value one and two-thirds cents (1-2/3 cents) per share, of the Company (“Common Stock”), by the Commission or the New York Stock Exchange, Inc. (the “NYSE”), the effect of any of which shall have made it impracticable, in the reasonable judgment of the Underwriters, to market such Underwritten Securities, such judgment to be based on relevant market conditions;

(ii) there shall not have occurred (A) any suspension or material limitation of trading in securities generally on the NYSE, (B) a declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities, or (C) any outbreak or material escalation of hostilities or other national or international calamity or crisis, the effect of any of which shall have made it impracticable, in the judgment of the Underwriters, to market such Underwritten Securities, such judgment to be based on relevant market conditions; and

(iii) there shall not have been issued any stop order suspending the effectiveness of the Registration Statement nor shall any proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Underwritten Securities have been instituted or threatened.

(b) The Underwriters will receive, upon execution and delivery of any applicable Terms Agreement, a letter from KPMG LLP, or such other independent registered public accounting firm as may be selected by the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the final preliminary prospectus supplement and the Prospectus.

(c) At each Closing Time, the Underwriters shall have received from KPMG LLP, or such other independent registered public accounting firm as may be selected by the Company, a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (b) of this Section, except that the “cut off” date referred to therein shall be a date not more than five Business Days prior to the Closing Date.

(d) On each Closing Date, the Underwriters shall have received from the Company such appropriate further information, certificates, and documents as the Company and the Underwriters shall have agreed, as reflected in the applicable Terms Agreement.

(e) Subsequent to the execution and delivery of the applicable Terms Agreement and prior to the Closing Time, there shall not have been any material downgrading, nor any notice given of any intended or potential material downgrading or of a possible material change that does not indicate the direction of the possible material change, in the rating accorded any of the Company’s securities, including the Underwritten Securities, by either Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

Section 7. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter named in the applicable Terms Agreement, as of the date thereof, and as of each Closing Time, the following statements are and shall be true:

(a) (i) The Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) filed within three years of the date of the applicable Terms Agreement, (ii) the Company is a “well known seasoned issuer” (as defined in Rule 405 under the Securities Act), (iii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form, (iv) the Registration Statement became effective upon filing with the Commission and no stop order suspending the effectiveness of the Registration Statement is in effect nor, to the Company’s knowledge, are any proceedings for such purpose pending before or threatened by the Commission, (v) as of the effective date of the Registration Statement (the “Effective Date”), the Company met the applicable requirements for use of Form S-3 under the Securities Act with respect to the registration under the Securities Act of the Securities, and (vi) as of the Effective Date, the Registration Statement met the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complied in all material respects with said Rule.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act or the Securities Act and incorporated or to be incorporated by reference in the Prospectus or Time of Sale Prospectus complies or will comply, in all material respects, with the applicable provisions of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder, (ii) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, in all material respects, with the Securities Act and the rules and regulations of the Commission thereunder, (iv) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (v) the Time of Sale Prospectus does not as of its date (which shall be the date of the preliminary prospectus supplement included therein, if applicable), and will not as of the Time of Sale and at the Closing Date, as then amended or supplemented by the Company, if applicable, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations and warranties as to information contained in or omitted from the Registration Statement, the Prospectus or the Time of Sale Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use in the Registration Statement, the Prospectus or the Time of Sale Prospectus or any amendment or supplement thereto or the Statement of Eligibility and Qualification of the Trustee (the “Form T-1”) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(d) The Company has been duly incorporated and is validly existing under the laws of the State of North Carolina, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(e) The applicable Terms Agreement, incorporating these Standard Provisions, as amended by agreement of the parties to the applicable Terms Agreement, as of the date of such Terms Agreement will have been duly authorized, executed and delivered by the Company.

(f) The Underwritten Securities have been duly authorized and, when issued, executed, and authenticated in accordance with the provisions of the applicable indenture (the “Indenture”), or when countersigned by the trustee in accordance with the provisions of the Indenture, as the case may be, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors’ rights generally, by any other federal or state laws, by rights of acceleration, if applicable, or by general principles of equity.

(g) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed, and delivered by the Company and (assuming due authorization, valid execution, and delivery thereof by the trustee) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors’ rights generally, by any other federal or state laws, by rights of acceleration, or by general principles of equity.

(h) The execution and delivery of and performance by the Company of its obligations under the applicable Terms Agreement, incorporating these Standard Provisions as amended by agreement of the parties to such Terms Agreement and the Indenture and the issuance and sale of the Underwritten Securities, as the case may be, will not contravene any provision of any applicable law or of the Restated Articles of Incorporation or By-Laws of the Company, or of any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, or of any judgment, order, or decree of any governmental body, agency, or court having jurisdiction over the Company or any of its subsidiaries, in each of the foregoing cases except as would not reasonably be expected to have a Material Adverse Effect, and no consent, approval, authorization, or order of or qualification with any governmental body or agency is, to the Company’s knowledge, required for the performance by the Company of its obligations under the applicable Terms Agreement, incorporating these Standard Provisions as amended by agreement of the parties to such Terms Agreement, or the issuance and sale of the Underwritten Securities, except such as may be required by Blue Sky laws or other securities laws of the various states in which the issuance and sale of the Underwritten Securities are offered and sold and except to the extent where the failure to obtain such consent, approval, authorization, order or qualification would not reasonably be expected to have a Material Adverse Effect.

(i) There has not been any material adverse change (or development involving a prospective material adverse change) in the business, properties, earnings, or financial condition of the Company and its subsidiaries on a consolidated basis from that set forth in the Company’s last periodic report filed with the Commission under the Exchange Act and the rules and regulations promulgated thereunder. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as otherwise stated therein and except for a dividend declared on the Company’s Common Stock on July 17, 2014 with record and payment dates of September 5, 2014 and September 30, 2014, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(j) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and is not so described, or any applicable statute, regulation, contract, or other document that is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that is not so described.

(k) The Company’s independent registered public accounting firm who audited the financial statements and supporting schedules of the Company incorporated by reference in the Registration Statement are independent registered public accountants as required by the Securities Act.

(l) The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.  Any pro forma financial information and data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared in accordance with the requirements of Regulation S-X of the Securities Act, the assumptions used by management in the preparation of such pro forma financial information and data are reasonable under the circumstances, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of that information and data.

Section 8. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), then the remaining Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

(a) if the number or principal amount of Defaulted Securities does not exceed 10% of the number of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number or aggregate principal amount of Defaulted Securities exceeds 10% of the number or aggregate principal amount of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter. No action taken pursuant to this Section 8 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of the applicable Terms Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

Section 9. Agreements.

(a) The Company covenants with the Underwriters as follows:

(i) Prior to the filing by the Company of any amendment to the Registration Statement, the Time of Sale Prospectus or of any prospectus supplement that shall name the Underwriters or the filing or use of any free writing prospectus, the Company will afford the Underwriters or their counsel a reasonable opportunity to review and comment on the same, provided, however, that the foregoing requirement will not apply to any of the Company’s filings with the Commission required to be filed pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act. Subject to the foregoing sentence, the Company will promptly cause each applicable prospectus supplement and free writing prospectus to be filed with or transmitted for filing with the Commission in accordance with Rule 424(b) or 424(c) under the Securities Act or Rule 433 under the Securities Act, respectively, or pursuant to such other rule or regulation of the Commission as then deemed appropriate by the Company. The Company will promptly advise the Underwriters of (A) the filing and effectiveness of any amendment to the Registration Statement other than by virtue of the Company’s filing any report required to be filed under the Exchange Act, (B) any request by the Commission for any amendment to the Registration Statement, for any amendment or supplement to the Time of Sale Prospectus or the Prospectus, or for any information from the Company, (C) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Underwritten Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use reasonable efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as reasonably possible the withdrawal thereof.

(ii) If the Time of Sale Prospectus is being used to solicit offers to buy the Underwritten Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(iii) If, at any time when a Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) relating to any Underwritten Securities is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus would include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus in order to comply with the Securities Act, the Exchange Act, the respective rules and regulations of the Commission thereunder, or any other applicable law, the Company will promptly notify the Underwriters, by telephone or by facsimile (in either case with written confirmation from the Company by mail), to cease use and distribution of the Prospectus (and all then existing supplements thereto) and to suspend all efforts to resell the Underwritten Securities in its capacity as underwriter or dealer, as the case may be, and the Underwriters will promptly comply with the terms of such notice. The Company will forthwith prepare and cause to be filed with the Commission an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, satisfactory in the reasonable judgment of the Underwriters to correct such statement or omission or to effect such compliance, and the Company will supply the Underwriters with one signed copy of such amended Registration Statement and as many copies of such amended or supplemented Prospectus as the Underwriters may reasonably request, provided, however, that the expense of preparing, filing, and supplying copies to the Underwriters of any such amendment or supplement will be borne by the Company only for the nine-month period immediately following the purchase of such Underwritten Securities by the Underwriters and thereafter will be borne by the Underwriters.

(iv) The Company will furnish to the Underwriters, without charge, as many copies of the Time of Sale Prospectus, the Prospectus, each preliminary prospectus, any documents incorporated by reference therein, and any supplements and amendments thereto and any free writing prospectus as the Underwriters may reasonably request.

(v) The Company will, with such assistance from the Underwriters as the Company may reasonably request, endeavor to qualify the Securities for offer and sale under the Blue Sky laws or other securities laws of such jurisdictions as the Underwriters shall reasonably request and will maintain such qualifications for as long as required with respect to the offer, sale, and distribution of the Securities.

(vi) The Company will make generally available to its security holders earnings statements that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

(b) Each Underwriter, severally and not jointly, covenants with the Company as follows:

(i) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) (each such communication by the Company or its agents or representatives (excluding any Underwriter) an “Issuer Free Writing Prospectus”) other than (A) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the preliminary prospectus or a previously filed Issuer Free Writing Prospectus, (B) any Issuer Free Writing Prospectus listed on Schedule I to the applicable Terms Agreement or (C) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (A) or (C), an “Underwriter Free Writing Prospectus”).

(ii) It has not and will not distribute any Underwriter Free Writing Prospectus referred to in Section 9(b)(i)(A) above in a manner reasonably designed to lead to its broad unrestricted dissemination.

(iii) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Underwritten Securities unless such terms have previously been included in a free writing prospectus filed with the Commission.

(iv) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the “Prospectus Delivery Period”, which means such period of time beginning on the first date of the public offering of the Underwritten Securities and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters a prospectus relating to the Underwritten Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Underwritten Securities by any Underwriter or dealer).

(v) Notwithstanding any of the above, each of the Underwriters may use one or more term sheets relating to the Underwritten Securities containing customary information, including Bloomberg email announcement, price talk guidance, comparable bond pricing and final pricing terms, not inconsistent with the form of the final term sheet referred to in the Terms Agreement, without the prior consent of the Company, so long as such term sheet is not required to be filed as a “free writing prospectus” with the Commission pursuant to Rule 433 under the Securities Act.

Section 10. Fees and Expenses. (a) Except as provided in Section 10(b), the Company will pay all costs, fees, and expenses arising in connection with the sale of any Underwritten Securities through the Underwriters and in connection with the performance by the Company of its obligations hereunder and under any Terms Agreement, including the following: (i) expenses incident to the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, (ii) expenses incident to the issuance and delivery of such Underwritten Securities, (iii) the fees and disbursements of counsel for the Company and the Company’s independent registered public accounting firm, (iv) if approved by the Company in advance and in writing, expenses incident to the qualification of such Underwritten Securities under Blue Sky laws and other applicable state securities laws in accordance with the provisions of Section 9(a)(v) hereof, including related filing fees and the reasonable fees and disbursements of the Underwriters’ counsel in connection therewith and in connection with the preparation of any survey of Blue Sky laws, (v) expenses incident to the printing and delivery to the Underwriters, in the quantities hereinabove stated, of copies of the

Registration Statement and all amendments thereto and of the Prospectus, each preliminary prospectus, and all amendments and supplements thereto, (vi) the fees and expenses, if any, incurred with respect to any applicable filing with the Financial Industry Regulatory Authority, (vii) the fees and expenses incurred in connection with the listing of any Underwritten Securities on the NYSE and (viii) if applicable, the fees and expenses of the trustee under the applicable Indenture. If so stated in the applicable Terms Agreement, the Underwriters agree to reimburse the Company for the stated amount of its expenses incurred in connection with the transactions contemplated by the applicable Terms Agreement.

(b) The Underwriters agree to reimburse the Company for $500,000 of its expenses incurred in connection with the offering of the Underwritten Securities; such reimbursement to occur simultaneously with the purchase and sale of the Underwritten Securities at the Closing Time (as defined below).

Section 11. Inspection; Place of Delivery; Payment.

(a) Inspection. The Company agrees to have available for inspection, checking, and packaging by the Underwriters in The City of New York, the Underwritten Securities to be sold to the Underwriters hereunder, not later than 1:00 P.M. on the Business Day prior to the applicable Closing Date.

(b) Place of Delivery of Documents, Certificates and Opinions. The documents, certificates and opinions required to be delivered to the Underwriters pursuant to Sections 5 and 6 hereof will be delivered at the “Closing Location” specified in the applicable Terms Agreement, or at such other location as may be agreed upon by the Company and the Underwriters, not later than the Closing Time.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Underwritten Securities shall be made at the Closing Location, or at such other place as shall be agreed upon by the Underwriters and the Company, at the “Closing Time” specified in the applicable Terms Agreement or the applicable written notice from the Representative to the Company in connection with an election to purchase Optional Securities, as the case may be (the date on which the Closing Time occurs being referred to as the “Closing Date”), or such other time not later than ten Business Days after such date as shall be agreed upon by the Representative and the Company. Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated in writing by the Company, against delivery to the Underwriters for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities which it has severally agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

Section 12. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages, or liabilities to which such Underwriter may become subject under the Securities Act, the Exchange Act, or any other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (and actions in respect thereof) arise out of, are based upon, or are caused by any untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or arise out of, are based upon or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company agrees to reimburse each such indemnified party for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable to the extent that such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of, are based upon, or are caused by any such untrue statement or omission or allegedly untrue statement or omission included in or omitted from the Registration Statement, any preliminary prospectus or the Prospectus in reliance upon and in conformity with information furnished by the Underwriters in writing expressly for use in the Registration Statement or such preliminary prospectus or the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with respect to such losses, claims, damages, and liabilities (and actions in respect thereof) that arise out of, are based upon, or are caused by any untrue statement or omission of a material fact or allegedly untrue statement or omission of a material fact included in or omitted from the Registration Statement, or any preliminary prospectus or the Time of Sale Prospectus or the Prospectus in reliance upon and in conformity with information furnished by the Underwriters in writing expressly for use in the Registration Statement or such preliminary prospectus or the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 12, such person (the “indemnified party”) will promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, will retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and will pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party will have the right to retain its own counsel, but the fees and expenses of such counsel will be borne by the indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and, in the judgment of the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party will not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonable fees and expenses will be reimbursed as they are incurred. Such firm will be designated in writing by the Underwriters (in the case of parties indemnified pursuant to paragraph (a) of this Section 12) or by the Company (in the case of parties indemnified pursuant to paragraph (b) of this Section 12), as the case may be. The indemnifying party will not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Any provision of this paragraph (c) to the contrary notwithstanding, no failure by an indemnified party to notify the indemnifying party as required hereunder will relieve the indemnifying party from any liability it may have had to an indemnified party otherwise than under this Section 12 to the extent the indemnifying party is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.

(d) If the indemnification provided for in paragraph (a) or (b) of this Section 12 is unavailable to an indemnified party or is insufficient in respect of any losses, claims, damages, or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying the indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover. The relative fault of the Company, on the one hand, and of the Underwriters, on the other, will be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied or to be supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 12(d) are several in proportion to the number of Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to therein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, and liabilities referred to in paragraph (d) above will be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Any other provisions of this Section 12 to the contrary notwithstanding, (i) the Underwriters will not be required to contribute to the Company any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission (other than in reliance upon and in conformity with information furnished to the Company by the Underwriters in writing expressly for use in the Registration Statement, the preliminary prospectus or the Prospectus or any amendment or supplement thereto), and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The remedies provided for in this Section 12 are not exclusive and will not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

Section 13. Termination. The applicable Terms Agreement will automatically terminate upon the expiration of the offering to which the Prospectus relates. The applicable Terms Agreement may not be terminated by the Underwriters prior to delivery of and payment for such Securities except upon the failure of any of the conditions precedent described in Section 6 hereof.

Section 14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained herein or made by or on behalf of the Company or the Underwriters pursuant hereto,  any certificate delivered pursuant hereto and Section 18 shall survive the delivery of and payment for the Underwritten Securities and shall remain in full force and effect, regardless of any termination of a Terms Agreement or any investigation made by or on behalf of the Company or the Underwriters.

Section 15. Notices. All notices, documents and other communications hereunder shall be in writing and shall be deemed received upon delivery, if delivered by hand or via facsimile transmission (with confirmation of receipt) to a party’s address or facsimile number set forth below, in the case of the Company, and in the applicable Terms Agreement, in the case of the Underwriters or the Representative (or to such other address or facsimile number as a party may hereafter designate to the other parties in writing), and shall be deemed received one Business Day after having been mailed via Express Mail or deposited with Federal Express or any nationally recognized commercial courier service for “next day” delivery to such address. In the event that any Terms Agreement or any certificate or opinion to be delivered pursuant to Section 5 hereof is delivered via facsimile transmission, the parties will use reasonable efforts to ensure that “original” copies of such documents are distributed promptly thereafter.

The address and facsimile number for the Company, unless otherwise specified, is as follows:

PepsiCo, Inc.

700 Anderson Hill Road

Purchase, New York 10577

Att’n: General Counsel

Facsimile no: 914-253-3051

Section 16. Successors; Non-transferability. The applicable Terms Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters, their respective successors, and the officers, directors, and controlling persons referred to in Section 12 hereof. No other person will have any right or obligation hereunder. No party to the applicable Terms Agreement may assign its rights thereunder without the written consent of the other parties.

Section 17. Counterparts. The Terms Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 18. Applicable Law. These Standard Provisions and any applicable Terms Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

Section 19. Headings. The headings of the sections of these Standard Provisions have been inserted for convenience of reference only and will not affect the construction of any of the terms or provisions hereof.

Section 20. No Advisory or Fiduciary Relationships. The Company acknowledges and agrees that (a) the purchase and sale of the Underwritten Securities pursuant to the Standard Provisions and the applicable Terms Agreement, including the determination of the public offering price of the Underwritten Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in the Standard Provisions and the applicable Terms Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 21. Information.  The Company hereby acknowledges that, for purposes of Sections 7(b), 12(a), 12(b) and 12(e) of these Standard Provisions, the only information furnished by the Underwriters in writing expressly for use in the Registration Statement or the preliminary prospectus or the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto are (i) the fifth paragraph of text under the caption “Underwriting” in such preliminary prospectus, Time of Sale Prospectus and the Prospectus; (ii) the third sentence of the seventh paragraph of text under the caption “Underwriting” in such preliminary prospectus, Time of Sale Prospectus and the Prospectus, (iii) the eighth paragraph of text under the caption “Underwriting” in such preliminary prospectus, Time of Sale Prospectus and the Prospectus and (iv) the eleventh paragraph of text under the caption “Underwriting” in such preliminary prospectus, Time of Sale Prospectus and the Prospectus.

Exhibit A

PEPSICO, INC.

[IDENTIFY UNDERWRITTEN SECURITIES]

TERMS AGREEMENT

[Date]

To:	PepsiCo, Inc.
700 Anderson Hill Road
Purchase, New York 10577

Ladies and Gentlemen:

We understand that PepsiCo, Inc., a North Carolina corporation (the “Company”), proposes to issue and sell [describe Underwritten Securities, and specify if Underwritten Securities include both Firm Securities and Optional Securities] (such securities also being hereinafter referred to as the “Underwritten Securities”) subject to the terms and conditions stated herein and in the PepsiCo, Inc. Underwriting Agreement Standard Provisions dated as of October 17, 2014 attached hereto (the “Standard Provisions”). Each of the applicable provisions in the Standard Provisions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. We, the underwriters named below (the “Underwriters”), offer to purchase, severally and not jointly, the number or amount of [Underwritten] [Firm] Securities opposite our names set forth below at a purchase price set forth below.

Underwriters	[Number] [Principal Amount] of [Underwritten] [Firm] Securities

Total	$

The Underwritten Securities and the offering thereof shall have the following additional terms:

Terms of the Underwritten Securities and the Offering

[Number][Principal Amount] of

Underwritten Securities

[Number of Firm Securities]

[Number of Optional Securities]

Initial public offering price

Purchase price

Lock-up period specified in Section 9(a)(vi) of the Standard Provisions (if applicable)

days beginning from the date of this Terms Agreement

Time of Sale Prospectus

Base Prospectus dated July 25, 2014, preliminary prospectus supplement dated             , 20    ,

Representative of the Underwriters

Address and facsimile number for notices to the Representative and the Underwriters

Time of Sale

Closing Time

Closing Location

Other terms and conditions

[Amount of reimbursement to the Company from the Underwriters]

The Representative represents and warrants that it is duly authorized to execute and deliver this Terms Agreement on behalf of the several Underwriters named above.

Exhibit B-1

FORM OF OPINION OF COMPANY’S NEW YORK COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(a)

[Davis Polk & Wardwell LLP Letterhead]

October 22, 2014

Re:	PepsiCo, Inc.

Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
as Representatives of the several Underwriters named in the Underwriting Agreement referred to below

c/o	J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

We have acted as special counsel for PepsiCo, Inc. (the “Company”), a North Carolina corporation, in connection with the Terms Agreement dated October 17, 2014 (together with the PepsiCo, Inc. Underwriting Agreement Standard Provisions (the “Standard Provisions”) dated October 17, 2014 incorporated therein, the “Underwriting Agreement”) among you, as representatives of the several underwriters named in the Underwriting Agreement (the “Underwriters”), and the Company, under which you and the other Underwriters have severally agreed to purchase from the Company $500,000,000 aggregate principal amount of its 4.250% Senior Notes due 2044 (the “Notes”).  The Notes are to be issued pursuant to the provisions of the Indenture dated as of May 21, 2007 (the “Indenture”) between the Company and The Bank of New York Mellon, as Trustee.  This opinion is being delivered to you at the request of the Company pursuant to Section 5(a) of the Standard Provisions.

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333-197640) (other than the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company, the preliminary prospectus supplement dated October 17, 2014 relating to the Notes, the final term sheet dated October 17, 2014 describing certain terms of the Notes filed by the Company with the Commission pursuant to Rule 433 under the Act (the “Issuer Free Writing Prospectus”) and the prospectus supplement dated October 17, 2014 relating to the Notes (the “Prospectus Supplement”), and have reviewed the Incorporated Documents.  The registration statement became effective under the Act upon the filing thereof with the Commission on July 25, 2014 pursuant to Rule 462(e) under the Act.  The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated July 25, 2014 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Notes (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Notes under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

1.                                      The Indenture was duly qualified under the Trust Indenture Act of 1939, as amended, and assuming due authorization, execution and delivery thereof by the Company, the Indenture is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

2.                                      Assuming the due authorization of the Notes by the Company, the Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Notes are to be issued, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

3.                                      No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Indenture, the Notes and the Underwriting Agreement (collectively, the “Documents”) is required for the execution, delivery and performance by the Company of its obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion in this paragraph (3).

4.                                      Any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by Rule 424(b) under the Act; any required filing of the Issuer Free Writing Prospectus pursuant to Rule 433 under the Act has been made in the manner and within the time period required by Rule 433(d) under the Act; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

5.                                      We have considered the statements included in the Prospectus under the captions “Description of Notes” and “Description of Debt Securities” insofar as they summarize provisions of the Indenture and the Notes.  In our opinion, such statements fairly summarize these provisions in all material respects.

6.                                      The statements included in the Prospectus under the caption “United States Federal Income Tax Considerations,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, fairly and accurately summarize the matters referred to therein in all material respects.

In rendering the opinions in paragraphs (1) through (3) above, we have assumed that each party to the Documents has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization.  In addition, we have assumed that the execution, delivery and performance by each party thereto of each Document to which it is a party, (i) are within its corporate powers, (ii) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (iii) other than as expressly covered in paragraph (3) above in respect of the Company, require no action by or in respect of, or filing with, any governmental body, agency or official and (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, and that each Document is a valid, binding and enforceable agreement of each party thereto, other than the Company.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America.  Insofar as the foregoing opinion involves matters governed by the laws of the State of North Carolina, we have relied without independent inquiry or investigation, on the opinion of Womble Carlyle Sandridge & Rice, LLP delivered to you today pursuant to the Underwriting Agreement.

This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement.  This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Notes from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

Exhibit B-2

FORM OF DISCLOSURE LETTER OF COMPANY’S NEW YORK
COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(a)

[Davis Polk & Wardwell LLP Letterhead]

October 22, 2014

Re:	PepsiCo, Inc.

Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
as Representatives of the several Underwriters named in the Underwriting Agreement referred to below

c/o	J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

We have acted as special counsel for PepsiCo, Inc. (the “Company”), a North Carolina corporation, in connection with the Terms Agreement dated October 17, 2014 (together with the PepsiCo, Inc. Underwriting Agreement Standard Provisions (the “Standard Provisions”) dated October 17, 2014 incorporated therein, the “Underwriting Agreement”) among you, as representatives of the several underwriters named in the Underwriting Agreement (the “Underwriters”), and the Company, under which you and the other Underwriters have severally agreed to purchase from the Company $500,000,000 aggregate principal amount of its 4.250% Senior Notes due 2044 (the “Notes”).  The Notes are to be issued pursuant to the provisions of the Indenture dated as of May 21, 2007 (the “Indenture”) between the Company and The Bank of New York Mellon, as Trustee.  This opinion is being delivered to you at the request of the Company pursuant to Section 5(a) of the Standard Provisions.

We have participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333-197640) (other than the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company, the preliminary prospectus supplement dated October 17, 2014 (the “Preliminary Prospectus Supplement”) relating to the Notes, the final term sheet dated October 17, 2014 describing certain terms of the Notes filed by the Company with the Commission pursuant to Rule 433 under the Act (the “Issuer Free Writing Prospectus”) and the prospectus supplement dated October 17, 2014 relating to the Notes (the “Prospectus Supplement”), and have reviewed the Incorporated Documents.  The registration statement became effective under the Act upon the filing of the registration statement with the Commission on July 25, 2014 pursuant to Rule 462(e) under the Act.  The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated July 25, 2014 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the Issuer Free Writing Prospectus, are hereinafter referred to as the “Disclosure Package.”  The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Notes (or in the form first made available by the

Company to the Underwriters to meet requests of purchasers of the Notes under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

We have, without independent inquiry or investigation, assumed that all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information.  Furthermore, many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York and the federal laws of the United States of America.  As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Prospectus under the captions “Description of Notes,” “United States Federal Income Tax Considerations” and “Description of Debt Securities”).  However, in the course of our acting as counsel to the Company in connection with the preparation of the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and your counsel and with certain officers and employees of, and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification.  We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

(i)                                     the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

(ii)                                  nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Notes:

(a)                                 on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)                                 at 3:20 p.m. (New York City time) on October 17, 2014, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)                                  the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package or the Prospectus, or the

Statement of Eligibility of the Trustee on Form T-1. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

This letter is delivered solely to you and the other several Underwriters in connection with the Underwriting Agreement.  This letter may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Notes from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

Exhibit B-3

FORM OF OPINION OF COMPANY’S INTERNAL COUNSEL TO BE
DELIVERED PURSUANT TO SECTION 5(a)

October 22, 2014

Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
as Representatives of the several Underwriters named in the Underwriting Agreement referred to below

c/o	J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

I am Senior Vice President, Corporate Law and Deputy Corporate Secretary of PepsiCo, Inc., a North Carolina corporation (the “Company”), and have acted in such capacity in connection with the Terms Agreement dated October 17, 2014 (together with the PepsiCo, Inc. Underwriting Agreement Standard Provisions (the “Standard Provisions”) dated October 17, 2014 incorporated therein, the “Underwriting Agreement”) among you, as representatives of the several underwriters (the “Underwriters”) named in the Underwriting Agreement, and the Company, under which you and the other Underwriters have severally agreed to purchase from the Company $500,000,000 aggregate principal amount of its 4.250% Senior Notes due 2044 (the “Notes”).  The Notes are to be issued pursuant to the provisions of an Indenture dated as of May 21, 2007 (the “Indenture”) between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”).  This opinion is being delivered to you at the request of the Company pursuant to Section 5(a) of the Standard Provisions.  Capitalized terms used but not defined herein have the meanings given to them in the Underwriting Agreement.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary for the purpose of rendering this opinion.  I have assumed the capacity of all natural persons and the genuineness of all signatures.

Based upon the foregoing and subject to the limitations set forth below, I am of the opinion that:

1. The execution, delivery and performance by the Company of its obligations under the Underwriting Agreement, the Indenture and the Notes will not contravene any provision of the Restated Articles of Incorporation or By-Laws of the Company, or of any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, or, to my knowledge, of any judgment, order, or decree of any governmental body, agency, or court having jurisdiction over the Company or any of its subsidiaries, in each of the foregoing cases except as would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

2. To my knowledge, there is no legal or governmental proceeding pending or threatened to which the Company or any of its significant subsidiaries is a party, or by which any of the properties of the Company or its significant subsidiaries is bound, which would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; and to my knowledge, there is no agreement or other document that is required to be described in the Registration Statement, the Prospectus or the Time of Sale Prospectus, or that is required to be filed as an exhibit to the Registration Statement, that is not so described or filed.

In rendering the foregoing opinion, I have relied, as to matters of fact, to the extent I have deemed proper, on certificates of responsible officers of the Company and public officials. I am a member of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America.  Insofar as this opinion involves matters governed by the laws of the State of North Carolina, I have relied, with your permission and without independent investigation, on the opinion delivered to you today by Womble Carlyle Sandridge & Rice, LLP, North Carolina counsel for the Company.

This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement.  This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring the Notes from you) or furnished to any other person without my prior written consent.

Very truly yours,

Exhibit B-4

FORM OF OPINION OF COMPANY’S NORTH CAROLINA COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(a)

[WCSR LETTERHEAD]

October 22, 2014

Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
as Representatives of the several Underwriters named in the Underwriting Agreement referred to below

c/o	J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Re:                             PepsiCo, Inc.

Ladies and Gentlemen:

We have acted as special North Carolina counsel to PepsiCo, Inc., a North Carolina corporation (the “Company”), in connection with the Terms Agreement dated October 17, 2014 (incorporating by reference the Underwriting Agreement Standard Provisions (the “Standard Provisions”) dated October 17, 2014) (the “Terms Agreement” and, together with the Standard Provisions, the “Underwriting Agreement”) between the Company and you, as representatives of the several underwriters named in the Underwriting Agreement (the “Underwriters”), under which you and the other Underwriters have severally agreed to purchase from the Company $500,000,000 aggregate principal amount of its 4.250% Senior Notes due 2044 (the “Notes”).  The Notes are to be issued pursuant to the provisions of an indenture dated as of May 21, 2007 between the Company and The Bank of New York Mellon, as trustee (the “Indenture”).  This opinion is delivered to you pursuant to Section 5(a) of the Standard Provisions.  Capitalized terms used and not otherwise defined in this opinion have the meanings given to them in the Underwriting Agreement.

As the Company’s special North Carolina counsel, we have reviewed the Company’s articles of incorporation and by-laws, each as amended to date, and the Underwriting Agreement, and have examined the originals, or copies certified or otherwise identified to our satisfaction, of corporate records, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed.  In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such review, we have assumed with your permission: (a) that the Underwriting Agreement, the Indenture and all other documents that are the subject of this opinion or on which this opinion is based (the “Transaction Documents”) have been properly authorized, executed and delivered by each of the respective parties thereto other than the Company; (b) the genuineness of all signatures and the legal capacity of all signatories; (c) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; (d) the proper issuance and accuracy of certificates of public officials and representatives of the Company; (e) the due authentication of the Notes in accordance with the Indenture and payment by the Underwriters of the purchase price for the Notes in accordance with the Underwriting Agreement; and (f) the truth and accuracy of the representations, warranties and covenants of the Underwriters set forth in the Underwriting Agreement.

This opinion is limited to the laws of the State of North Carolina, excluding local laws of the State of North Carolina (i.e., the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions of, or authorities or quasi-governmental bodies constituted under the laws of, the State of North Carolina and judicial decisions to the extent they deal with any of the foregoing) and the securities or Blue Sky laws of the State of North Carolina, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

The opinion in paragraph 1 relating to the existence of the Company in the State of North Carolina is given solely in reliance on a certificate of existence issued by the Secretary of State of the State of North Carolina dated October 22, 2014.

Based on and subject to the foregoing and the qualifications and limitations set forth below, and having regard for such legal considerations as we deem relevant, it is our opinion that:

1. The Company is a corporation in existence under the laws of the State of North Carolina, with corporate power to conduct its business as described in the Time of Sale Prospectus and the Prospectus.

2. The Company has authorized by all necessary corporate action the execution and delivery of the Underwriting Agreement, the Indenture and the Notes.

3. The Underwriting Agreement, the Indenture and the Notes have been duly executed and delivered by the Company.

4. The execution and delivery of and performance by the Company of its obligations under the Underwriting Agreement, the Indenture and the Notes do not violate any provision of the articles of incorporation or by-laws of the Company.

5. No consent, approval, authorization, or order of or qualification with any North Carolina governmental body or agency is required to be obtained or made by the Company for the execution, delivery and performance by the Company of the Underwriting Agreement or the issuance of the Notes, except as may be required by the Blue Sky or other securities laws if the Notes are offered or sold in North Carolina and except for consents, approvals, authorizations, actions, filings and registrations which, if not obtained or made, are not reasonably likely to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

Nothing contained in this opinion letter shall be construed as an opinion as to the enforceability of the Transaction Documents or as an opinion as to whether the execution and delivery of the Indenture and the Notes, or the authorization thereof, comply with applicable provisions of such instruments and of the Trust Indenture Act of 1939, as amended.  This opinion letter is delivered solely for your benefit in connection with the Underwriting Agreement and the transactions provided for therein and may not be quoted in whole or in part, referred to, filed with any governmental agency or otherwise used or relied upon by any other person or for any other purpose without our prior written consent.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

Very truly yours,

Exhibit C

FORM OF ASSISTANT SECRETARY’S CERTIFICATE

I, Cynthia A. Nastanski, the duly qualified, elected and acting Assistant Secretary of PepsiCo, Inc., a company organized under the laws of the State of North Carolina (the “Company”), hereby certify in the name of and on behalf of the Company, pursuant to Sections 5(c) and 6(d) of the Underwriting Agreement Standard Provisions, dated October 17, 2014, incorporated into the Terms Agreement, dated October 17, 2014 (the “Terms Agreement”), among the Company and Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representatives of the several Underwriters listed in the Terms Agreement, as follows (capitalized terms used herein without definition have the meanings ascribed to them in the Terms Agreement):

1. Attached hereto as Exhibit A is a true and complete copy of the Restated Articles of Incorporation of the Company, in effect and certified by the Secretary of State of the State of North Carolina as of October 22, 2014. No further amendments or supplements to the Restated Articles of Incorporation have been proposed to or approved by the Board of Directors or shareholders of the Company.

2. Attached hereto as Exhibit B is a true, correct, and complete copy of the By-Laws of the Company.  Such By-Laws have been in effect at all times since November 22, 2013.

3. Attached hereto as Exhibits C-1, C-2 and C-3 are true, correct and complete copies of certain resolutions duly adopted by the Board of Directors of the Company on March 17, 2006, February 7, 2013 and July 17, 2014.  Except as expressly set forth in such resolutions, such resolutions have not been amended or modified, are in full force and effect in the form adopted as of the date of this Certificate and are the only resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof relating to (i) the authorization of the Company’s Registration Statement on Form S-3 (Registration No. 333-197640) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) for the registration of the Underwritten Securities; (ii) the execution and delivery of the Terms Agreement; (iii) the execution and delivery of the Indenture, dated as of May 21, 2007 (the “Indenture”), by and between the Company and The Bank of New York Mellon, as trustee; (iv) the issuance and sale of the Underwritten Securities; and (v) all other actions relating to the foregoing.

4. Attached hereto as Exhibit D is a true, complete and correct copy of the CEO Delegation of Authority Regarding Indebtedness, executed on February 7, 2013 by Indra Nooyi, the CEO of the Company.

5. Each person who, as a director or officer of the Company or attorney-in-fact of such director or officer, signed (i) the Registration Statement, (ii) the Terms Agreement, (iii) the Indenture, (iv) the certificates representing the Underwritten Securities, and (v) any document delivered prior hereto or on the date of this Certificate in connection with the execution and filing of the Registration Statement, or the execution and delivery of the Terms Agreement, or the transactions contemplated thereby, or the execution and delivery of the certificates representing the Underwritten Securities, was, at the time or the respective times of such execution and delivery of such documents, and, in the case of the filing of the Registration Statement with the Commission, at the time of such filing, duly elected or appointed, qualified and acting as such director or officer or duly appointed and acting as such attorney-in-fact and the signatures of such persons appearing on such documents are their genuine signatures or, in case of the certificates evidencing the Underwritten Securities, the true facsimile thereof.

6. The minute book records of the Company relating to proceedings of the Board of Directors of the Company made available to Jones Day, counsel for the Underwriters, and Davis Polk & Wardwell LLP, counsel to the Company, are true and correct and constitute all such records in the possession and control of the Company through and including October 22, 2014.

7. Attached hereto as Exhibit E is a true and correct specimen of the certificate representing the Underwritten Securities.

8. The persons named below are duly qualified, elected, and acting officers of the Company, have been duly elected or appointed to the offices set forth opposite their respective names, have held such offices at all times relevant to the preparation of the Registration Statement, the Terms Agreement, the

Indenture and the issuance and sale of the Underwritten Securities and hold such offices as of the date hereof. The signatures set forth below opposite the names of such persons are the genuine signatures of such persons.

Name	Office	Signature
Hugh F. Johnston	Chief Financial Officer
Maria Teresa Hilado	Senior Vice President, Finance & Treasurer

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company as of the         th day of                       , 2014.

By:
Name: Cynthia A. Nastanski
Title: Assistant Secretary

I, Maria Teresa Hilado, Senior Vice President, Finance and Treasurer of the Company, hereby certify that Cynthia A. Nastanski is the duly qualified, elected and acting Assistant Secretary of the Company, has been duly elected or appointed to such office, has held such office at all times relevant to the preparation of the Registration Statement, holds such office as of the date hereof, and that the signature set forth above is her genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand as of the         th day of                       , 2014.

By:
Name: Maria Teresa Hilado
Title: Senior Vice President, Finance & Treasurer

Exhibit D

FORM OF OFFICER’S CERTIFICATE

I, Hugh F. Johnston, Chief Financial Officer of PepsiCo, Inc., a corporation organized under the laws of the State of North Carolina (the “Company”), hereby certify in the name of and on behalf of the Company, pursuant to Sections 5(d) and 6(d) of the Underwriting Agreement Standard Provisions, dated October 17, 2014, incorporated into the Terms Agreement, dated October 17, 2014 (the “Terms Agreement”), among the Company and Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representatives of the several Underwriters listed in the Terms Agreement, as follows (capitalized terms used herein without definition have the meanings ascribed to them in the Terms Agreement):

1.  I have examined the Company’s Registration Statement on Form S-3, File No. 333-197640 (the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 25, 2014, the Prospectus and the Time of Sale Prospectus, in each case including all of the documents filed as exhibits thereto;

2.  To my knowledge, no proceedings for the merger, consolidation, liquidation, or dissolution of the Company or the sale of all or substantially all of its assets are pending or contemplated; and

3.  To my knowledge, (A) the Registration Statement as supplemented by the Time of Sale Prospectus (i) contains no untrue statement of a material fact regarding the Company or any of its consolidated subsidiaries and (ii) does not omit to state any material fact necessary to make any such statement, in the light of the circumstances under which it was made, not misleading; and (B) no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act.

IN WITNESS WHEREOF, the undersigned has hereunto signed his name this         th day of                       , 2014.

By:
Name: Hugh F. Johnston
Title: Chief Financial Officer